UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 17, 2005
                        (Date of earliest event reported)


                              RIVIERA TOOL COMPANY
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



            Michigan                      001-12673               38-2828870
            --------                      ---------               ----------
(State or other jurisdiction of    (Commission file number)    (I.R.S. Employer
      incorporation) Number)                                     Identification


            5460 Executive Parkway S.E., Grand Rapids, Michigan 49512
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (616) 698-2100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE CONTRACT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The Company has entered into a Securities Purchase Agreement (the "SPA") by and between the Company and Laurus Master Fund, Ltd. ("Laurus") and a Security Agreement (the "Loan Agreement" and, together with the SPA, the "Agreements") by and between the Company and Laurus, each dated May 17, 2005. Pursuant to the Agreements, Laurus has agreed to provide the Company with a term loan (the "Term Loan") in the aggregate principal amount of $3.2 million and a revolving credit facility (the "Revolving Facility") with a maximum availability of $10.0 million. Each of the Term Loan and any loans under the Revolving Facility shall be convertible by Laurus in shares of the Company's common stock at an initial rate of $1.66 per share. The Term Loan shall accrue interest at the prime rate (as published in The Wall Street Journal from time to time) plus 4% and loans under the Revolving Facility shall accrue interest at the prime rate (as published in The Wall Street Journal from time to time) plus 1.25%; provided, however, that in each instance such interest rates shall not be less than 6.50%. Concurrent with the consummation of the transactions contemplated by the Agreements, the Company has requested, and Laurus has agreed to lend, an initial draw under the Revolving Facility of $6,031,000 (which amount includes an overadvance of $2.3 million). In addition, the Company has agreed to issue to Laurus an option to purchase 650,000 shares of its Common Stock at an exercise price of $.01 per share (the "Option").

Laurus has agreed that it shall not convert either the Term Loan or any loans under the Revolving Facility into shares of the Company's Common Stock in amounts that would cause Laurus' aggregate beneficial ownership of the Company's Common Stock to exceed 4.99% at any given time (or 19.99% in the event such limitation is suspended upon the occurrence of an "event of default" under any of the Agreements or any other transaction agreements). The Company and Laurus have agreed to customary terms and conditions including, but not limited to the registration, within 120 days from the date of the Agreements, of shares of the Company's Common Stock issuable (i) upon exercise of the Option, (ii) upon conversion of the Term Loan, and (iii) upon conversion of up to $4.0 million under the Revolving Facility.

The Company shall use the proceeds from the Term Loan and the Revolving Facility to extinguish, in full, its indebtedness owed to Comerica Bank, its senior secured lender, and The HillStreet Fund II, L.P., its subordinated secured lender, as well as for general working capital purposes. In connection with the transactions described herein, Laurus received fees and was reimbursed by the Company for its expenses in the aggregate amount of $510,200.

The descriptions contained herein are qualified in their entirety by reference to the Agreements and other related transaction agreements filed herewith as exhibits.


  EXHIBIT NO.      DESCRIPTION

      10.1 Security Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company dated May 17, 2005.

      10.2 Registration Rights Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company dated May 17, 2005.

      10.3         Master Security Agreement between Laurus Master Fund, Ltd.
                   and Riviera Tool Company dated May 17, 2005.

      10.4 Securities Purchase Agreement between Laurus Master Fund, Ltd. and Riviera Tool Company dated May 17, 2005.

      10.5         Secured Convertible Minimum Borrowing Note dated
                   May 17, 2005.

      10.6         Option Agreement dated May 17, 2005.

      10.7         Secured Revolving Note dated May 17, 2005.

      10.8         Secured Convertible Term Note dated May 17, 2005.

      99.1         Riviera Tool Company press release dated May 18, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2005

                                         Riviera Tool Company

                                         /s/ Kenneth K. Rieth
                                         ------------------------------------
                                         Kenneth K. Rieth
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

                                         /s/ Peter C. Canepa
                                         ------------------------------------
                                         Peter C. Canepa
                                         Chief Financial Officer, Treasurer
                                         and Secretary (Principal Financial
                                         and Accounting Officer)